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                                                                   EXHIBIT 10.19

                              CONSULTING AGREEMENT
                               (Ram Sasisekharan)

         This Consulting Agreement dated as of August 16, 2001 (this "Agreement"), is made by and between Mimeon, Inc., a Delaware corporation (the "Company"), and Ram Sasisekharan ("Consultant").

         WHEREAS, the Company desires to engage Consultant to perform consulting services on behalf of the Company and Consultant desires to perform such services on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein the parties hereby agree as follows:

         1. TERM. The Company agrees to retain Consultant, and Consultant agrees to provide services to and on behalf of the Company on the terms and conditions set forth in this Agreement during the period commencing on the date hereof and ending on the second anniversary of the date hereof subject to earlier termination as provided herein. This Agreement may be renewed for one or more additional one (1) year renewal terms by mutual agreement of the Company and Consultant prior to the expiration of the initial term or then applicable renewal term.

         2. SERVICES. Consultant shall provide services to the Company as may be mutually determined by the Company and Consultant from time to time. In determining and mutually agreeing upon the times and locations for the performance by Consultant of his services hereunder, due consideration shall be given to Consultant's commitments to the Massachusetts Institute of Technology ("M.I.T."), where he is on the faculty, or any future employer of Consultant.

         3.       COMPENSATION.

                  3.1 As compensation for his services hereunder, the Company shall pay Consultant a consulting fee payable quarterly in arrears on the last day of September, December, March and June of each year during the term of this Agreement and all renewal terms of this Agreement. Such consulting fee shall initially be $0.00, but shall increase upon the occurrence of the following events: (i) to $25,000 per 365-day period on and after the Initial Milestone Date (as defined below) and continuing until the Second Milestone Date (as defined below), (ii) to $50,000 per 365-day period on and after the Second Milestone Date and continuing until the Third Milestone Date (as defined below); and (iii) to $100,000 per 365-day period on and after the Third Milestone Date.

         As used herein, the term "Initial Milestone Date" shall mean the date upon which the cumulative Cash Flow (as defined below) received by the Company shall be greater than $7,150,000; the term "Second Milestone Date" shall mean the date upon which the cumulative Cash Flow received by the Company shall be greater than $17,150,000; and the term "Third Milestone Date" shall mean the earlier to occur of (i) the date upon which the cumulative Cash Flow received by the Company shall be greater than $50,000,000, (ii) the consummation by the

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Company of an Initial Public Offering (as defined below) or (iii) the sale of the Company in a merger or consolidation in which the Company is not the surviving corporation or in which the Company is the surviving corporation but becomes a wholly-owned subsidiary of another corporation, or involving the sale of substantially all of the Company's assets. The term "Cash Flow" shall include all funds received by the Company (other than funds which must be repaid), including, without limitation, the proceeds of the sale of equity securities by the Company and the committed proceeds for equity and research funding in connection with a strategic alliance or corporate partnering transaction with a third party in the Field of Interest (as defined below). The term "Field of Interest" shall mean the field of sequencing of, and chemical, enzymatic or biological synthesis, production or modification of, linear and branched sugars and glycoconjugates. The term "Initial Public Offering" means a firm commitment underwritten public offering of the Company's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the price per share is at least $5.00 (subject to equitable adjustment in the event of stock splits and the like) and the aggregate gross proceeds to the Company from such offering are not less than $10,000,000.

                  3.2 Consultant shall be reimbursed for all reasonable, appropriate or necessary travel and other out-of-pocket expenses incurred in the performance of his duties hereunder upon submission and approval of written statements and bills in accordance with the then regular reimbursement procedures of the Company.

         4.       TERMINATION.

                  4.1 TERMINATION EVENTS. The engagement of Consultant by the Company pursuant to this Agreement may be terminated under the following circumstances:

                           (a)      DEATH.  Upon the death of Consultant, which
termination shall be effective as of the date of Consultant's death.

                           (b)      DISABILITY.  If, in the opinion of a
physician satisfactory to both Consultant and the Company, Consultant has been unable to perform the services to be performed by Consultant under this Agreement due to a physical or mental illness which has resulted in such disability for not fewer than 180 consecutive days; provided, however, that if Consultant and the Company do not agree on a physician, Consultant and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on both parties. Termination under this Section 4.2 shall be effective after 30 days' written notice has been given to Consultant following the determination of such a disability.

                           (c)      CAUSE.  The Company may terminate the
Consultant's engagement hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Consultant's engagement hereunder in the event:

                                    (i)     (A)   Consultant shall have
willfully failed and continued to fail substantially to perform the services required under this Agreement (other than any failure resulting from the Consultant's incapacity due to physical or mental illness) for 30 days after a written demand specifying such failure and demanding performance is delivered to Consultant

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on behalf of the Company and (B) such failure to perform has had a material, adverse effect on the business or financial condition of the Company; provided, however, the Company shall be deemed not to have "Cause" unless and until each of the conditions specified in clauses (A) and (B) of this sentence have been satisfied;

                                    (ii)    Consultant shall have engaged in
(A) any material and intentional misappropriation of funds, properties or assets of the Company, it being understood that "material" for these purposes shall take into account both the amount of funds, properties or assets misappropriated and the circumstances thereof or (B) any malicious damage or destruction of any property or assets of the Company, whether resulting from Consultant's willful actions or omissions or Consultant's gross negligence; or

                                    (iii)   Consultant shall (A) have been
convicted of a crime involving moral turpitude or constituting a felony or (B) entered a plea of nolo contendere to any such crime, either of which has had a material adverse effect on the business of the Company; or

         Termination under this Section 4.1(c) shall be effective after 30 days' written notice has been given to Consultant specifying that Cause exists and exactly what the Cause is for such termination.

                           (d)      WITHOUT CAUSE.  The Company may terminate
the Consultant's engagement hereunder without Cause upon ninety (90) days' prior written notice to the Consultant. In the event that the Company terminates the Consultant's engagement without Cause, the Company shall continue to pay the Consultant the fees payable in accordance with Section 3.1 until the date six months after the date of the notice of termination.

                           (e)      RESIGNATION.  Consultant may terminate his
engagement hereunder upon ninety (90) days' prior written notice to the Company.

                  4.2 LIQUIDATED DAMAGES. In the event that the engagement of Consultant by the Company is terminated pursuant to Sections 4.1(c) or (e), Consultant shall promptly pay the Company liquidated damages equal to:

                  LD = TO (48 - M) X P
                       ---------------
                              48

                  Where:    LD    =    The liquidated damages due to the Company
                                       pursuant to this Section 4.2.

                            M     =    The number of calendar months that have
                                       elapsed, in whole or in part, since the
                                       date of this Agreement.

                            P     =    The greater of (i) $100,000 or (ii) the
                                       total amount of compensation received by Consultant pursuant to this Agreement during the calendar year preceding the termination of his engagement.

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         The Consultant acknowledges that it would be difficult to measure or prove the actual damages that the Company would incur in the event of a termination of Consultant's services pursuant to Sections 4.1(c) or (e) and agrees that this formula for determining liquidated damages is a reasonable method for estimating such damages.

                  4.3      SURVIVAL. Notwithstanding any other provision of this
Section 4, the provisions of Sections 5, 6, 7, 8, 9 and 10 hereof shall survive the expiration or sooner termination of this Agreement.

         5.       CONFIDENTIALITY.

                  5.1 Consultant understands that the Company continually obtains and develops valuable proprietary and confidential information concerning its scientific or business affairs (the "Confidential Information") which may become known to him in connection with his engagement by the Company.

                  5.2 Consultant acknowledges that all Confidential Information, whether or not in writing and whether or not labeled or identified as confidential or proprietary, is and shall remain the exclusive property of the Company or the third party providing such information to Consultant or the Company. By way of illustration, but not limitation, Confidential Information may include Inventions (as defined in Section 6.1), trade secrets, technical information, know-how, research and development activities of the Company, product and marketing plans, customer and supplier information and information disclosed to the Company or to him by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, research data and observations, records of clinical trials, computer programs in object and/or source code, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company.

                  5.3 Consultant agrees that Consultant shall not, during the term of his engagement by the Company and thereafter, publish, disclose or otherwise make available to any third party, other than employees of the Company, any Confidential Information except as expressly authorized in writing by the Company. Consultant agrees that Consultant shall use such Confidential Information only in the performance of his duties for the Company and in accordance with any Company policies with respect to the protection of Confidential Information. Consultant agrees not to use such Confidential Information for his own benefit or for the benefit of any other person or business entity.

                  5.4 Consultant agrees to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in his possession and not to remove any materials containing Confidential Information from the Company's premises except to the extent necessary to his performance of consulting services for the benefit of the Company. Upon the termination of his engagement by the Company, or at any time upon the Company's request, Consultant shall return immediately to the Company any and all materials containing any Confidential Information then in his possession or under his control.

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                  5.5      Confidential Information shall not include
information which (a) is or becomes generally known within the Company's industry through no fault of Consultant; (b) was known to him at the time it was disclosed as evidenced by his written records at the time of disclosure; (c) is lawfully and in good faith made available to him by a third party who did not derive it from the Company and who imposes no obligation of confidence on Consultant; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that reasonable advance notice is given to the Company and Consultant cooperates with the Company in reasonable measure to seek to secure protection for such material.

         6.       ASSIGNMENT OF INVENTIONS.

                  6.1 Consultant agrees promptly to disclose to the Company any and all ideas, concepts, discoveries, inventions, developments, trade secrets, methods, data, information, improvements, chemical or biological materials and know-how that are conceived, devised, invented, developed or reduced to practice or tangible medium by Consultant, under his direction or jointly with others, in the course of his performing services for the Company, whether or not during normal working hours or on the premises of the Company, which relate, directly or indirectly, to the business of the Company and arise out of his engagement by the Company (hereinafter "Inventions").

                  6.2 Consultant hereby assigns to the Company all of his right, title and interest to the Inventions and any and all related patent rights, copyrights and applications and registrations therefor. During and after his engagement by the Company, Consultant shall cooperate with the Company, at the Company's expense, in obtaining proprietary protection for the Inventions and Consultant shall execute all documents which the Company shall reasonably request in order to perfect the Company's rights in the Inventions. Consultant hereby appoints the Company his attorney to execute and deliver any such documents on his behalf in the event Consultant should fail or refuse to do so within a reasonable period following the Company's request.

                  6.3 Consultant further represents that the attached SCHEDULE A contains a complete list of all inventions in the Field of Interest, made, conceived or first reduced to practice by Consultant, under his direction or jointly with others prior to his engagement with the Company ("Prior Inventions") and which are not assigned to the Company hereunder. If there is no such SCHEDULE A attached hereto, Consultant represents that there are no such Prior Inventions.

         7.       OTHER AGREEMENTS

                  7.1 Consultant hereby represents to the Company that, except as provided in Section 7.3 or as identified on SCHEDULE B, Consultant is not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of his duties and obligations to the Company (including his duties and obligations under this or any other agreement with the Company) during the period of his engagement by the Company.

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                  7.2      Consultant understands that the Company does not
desire to acquire from him any business information Consultant may have or any trade secrets, know-how or confidential business information Consultant may have acquired from others. Therefore, Consultant agrees that during the period of his engagement by the Company, Consultant will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom Consultant has an agreement or to whom Consultant owes a duty to keep such information in confidence. Those persons or entities with whom Consultant has such agreements or to whom Consultant owes such a duty are identified in Section 7.3 or on SCHEDULE B.

                  7.3 Consultant recognizes that as a faculty member of M.I.T., Consultant is responsible for ensuring that any consulting agreement that Consultant enters into with a for-profit entity is not in conflict with the patent, consulting or other policies of M.I.T., and Consultant hereby represents and warrants that Consultant has determined that this Agreement complies with all such policies of M.I.T. If Consultant is required by M.I.T. to disclose to M.I.T. any proposed agreements with industry, Consultant hereby represents that Consultant has made such disclosure and obtained any necessary formal approvals of this Agreement by M.I.T.

         8. EXCLUSIVE COMMITMENT. Consultant agrees that during the period of his engagement by the Company and for a period of one (1) year after termination or cessation of such engagement for any reason, Consultant shall not, without the Company's prior written consent, which shall not be unreasonably withheld, become involved, as a principal, employee, partner, or holder of more than 5% of the outstanding capital stock of any business enterprise that has committed significant resources to the Field of Interest. In addition, for so long as Christoph Westphal is a principal of Polaris Venture Partners III, L.P. ("Polaris") and Polaris is a holder of capital stock of the Company, Consultant shall not, without the prior verbal consent of Christoph Westphal, which shall not be unreasonably withheld, perform consulting services in the Field of Interest for or on behalf of any business enterprise.

         9. GENERAL NON-SOLICITATION. Consultant agrees that during his engagement with the Company and for a period of two (2) years after the termination or cessation of such engagement for any reason, Consultant shall not solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by him while engaged by the Company; provided, that the scope of this provision shall be limited to the business of developing or selling products or services in the Field of Interest.

         10. NON-SOLICITATION OF EMPLOYEES AND CONSULTANTS. Consultant agrees that during his engagement by the Company and for a period of two (2) years after the termination or cessation of such engagement for any reason, Consultant shall not directly or indirectly (i) recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee to discontinue his or her employment relationship with the Company or (ii) without the written consent of the Company, which shall not be unreasonably withheld, solicit, recruit or hire any consultant then actively engaged by the Company to perform services in the Field of Interest, or induce or attempt to induce such consultant to terminate his or her consulting relationship with the Company.

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         11.      GENERAL.

                  11.1 The Company and Consultant agree that Consultant will be an independent contractor for all purposes, including but not limited to payroll and tax purposes, and that Consultant shall not in any way represent himself to be an employee, partner or joint venturer with or of the Company.

                  11.2 All notices hereunder shall be in writing and shall be given to the other party at the address or facsimile number set forth below, or at such other address or facsimile number as either may specify in writing to the other. All notices shall be effective 5 calendar days after being deposited in the United States mail with proper postage affixed for first class registered or certified mail, return receipt requested, or when delivered personally or dispatched by facsimile, addressed:

                  If to the Company:         Mimeon, Inc.
                                             Bay Colony Corporate Center
                                             1000 Winter Street, Suite 3350
                                             Waltham, MA 02154
                                             Attention: Ganesh Venkataraman
                                             Telephone: 781.290.0770
                                             Facsimile: 781.290.0880

                  If to Consultant:          Ram Sasisekharan
                                             2130 Massachusetts Ave, 7B
                                             Cambridge, MA 02139
                                             Telephone: 617.258.9494
                                             Facsimile: 617.258.9409

                  11.3 This Agreement may not be assigned by either party except that the Company may assign this Agreement in connection with the sale of all or substantially all of the Company's assets to a publicly-held company or the acquisition of the Company by a publicly-held company by means of merger, consolidation or stock purchase. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted hereunder, their assignees.

                  11.4 This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement. This Agreement may be changed only by a written instrument signed by both parties hereto.

                  11.5 In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

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                  11.6     No delay or omission by the Company in exercising any
right under this Agreement will operate as a waiver of that or any other right.
A waiver or consent given by the Company on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

                  11.7 Consultant acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. Consultant agrees that any breach of this Agreement by him will cause irreparable damage to the Company and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by Consultant of all costs incurred by the Company in enforcing of the provisions of this Agreement, including reasonable attorneys' fees. Consultant agrees that should Consultant violate any obligation imposed on him in this Agreement, Consultant shall continue to be bound by the obligation until a period equal to the term of such obligation has expired without violation of such obligation.

                  11.8 This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws. Any action, suit or other legal proceeding which Consultant may commence to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and Consultant hereby consents to the jurisdiction of such court with respect to any action, suit or proceeding commenced in such court by the Company.

         CONSULTANT HAS READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND CONSULTANT UNDERSTANDS, AND AGREES TO, EACH OF SUCH PROVISIONS.

         CONSULTANT UNDERSTANDS THAT THIS AGREEMENT MAY AFFECT HIS RIGHT TO ACCEPT EMPLOYMENT WITH OR PERFORM SERVICES ON BEHALF OF OTHER COMPANIES DURING AND AFTER THE PERIOD OF HIS ENGAGEMENT BY THE COMPANY.

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         IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement as a contract under seal as of the date first written above.

                                        MIMEON, INC.


                                        By:  /s/ Ganesh Venkataraman
                                           --------------------------------
                                           Ganesh Venkataraman
                                           President


                                         /s/ Ram Ssisekharan
                                        -----------------------------------
                                        Ram Sasisekharan

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                             [Letterhead of MOMENTA]


August 1, 2003

Dr.  Ram Sasisekharan
2130 Massachusetts Avenue, 7B
Cambridge, Massachusetts 02139

Dear Ram:

Reference is made to the Consulting Agreement dated August 16, 2001 between Momenta Pharmaceuticals, Inc. (formerly Mimeon, Inc.) and you (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

Pursuant to Section 1 of the Agreement, Company and Consultant hereby agree to extend the term of the Agreement for one additional year, from August 16, 2003 through August 15, 2004, upon the same terms and conditions, including, without limitation, those governing compensation, as are set forth in the Agreement.

Consultant hereby represents that Consultant has not been debarred, and to the best of Consultant's knowledge, is not under consideration to be debarred, by the Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992.

Sincerely,

/s/ Alan L. Crane

Alan L. Crane
Chief Executive Officer


Agreed and accepted:


  /s/ Ram Sasisekharan
-----------------------------
Dr. Ram Sasisekharan